                                                                     Exhibit 4.7

     THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF EACH NOTE IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS AUGUST 11, 2003, THE YIELD TO MATURITY IS 9% COMPOUNDED SEMI-ANNUALLY, AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $192.52 PER $1,000 OF PRINCIPAL AMOUNT. IN THE EVENT THAT THE NOTE REMAINS OUTSTANDING AFTER AUGUST 10, 2005, FOR THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE ISSUE PRICE AND THE YIELD TO MATURITY FOR THIS NOTE, YOU SHOULD SUBMIT A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING
ADDRESS: 1000 LOUISIANA STREET, HOUSTON, TEXAS 77002, ATTENTION: LAYNE J.
ALBERT.

     THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF AN EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (NOTES) DATED AUGUST 11, 2003 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH EXCHANGE AND REGISTRATION RIGHTS AGREEMENT.

     BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PLEDGE OR TRANSFER OF ANY OF THE NOTES. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

--------------------------------------------------------------------------------

                                  $225,000,000

                   Junior Unsecured Subordinated Note due 2016

                                       of

                                   DYNEGY INC.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Junior Unsecured Subordinated Note due 2016

No. R-One                                                           $225,000,000

                                   DYNEGY INC.

promises to pay to CHEVRON U.S.A. INC. or registered assigns,

the principal sum of TWO HUNDRED AND TWENTY-FIVE MILLION DOLLARS ($225,000,000)

on February 1, 2016.

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

Dated: August 11, 2003

                                             DYNEGY INC.


                                             By: /s/ Carol F. Graebner
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             By: /s/ J. Kevin Blodgett
                                                 -------------------------------
                                                 Name: J. Kevin Blodgett
                                                 Title: Secretary

This is one of the Notes referred to
in the within-mentioned Indenture, which was authenticated on August 11, 2003.


Wilmington Trust Company          ,
                         ---------
Trustee


By: /s/ Sandra R. Ortiz
    -----------------------------
             Authorized Signatory

--------------------------------------------------------------------------------

                             FORM OF REVERSE OF NOTE
                                   DYNEGY INC.

                  JUNIOR UNSECURED SUBORDINATED NOTES DUE 2016

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Dynegy Inc., an Illinois corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.00% per annum from the Date of Issuance set forth below to, but excluding August 11, 2005, and at 13.75% per annum thereafter until maturity and shall pay any Liquidated Damages payable pursuant to Section 3(e) of the Exchange and Registration Rights Agreement (Notes) referred to below; provided that if at any time redemption or repurchase of the Notes pursuant to Section 3.02 or 3.05 of the Indenture is restricted by a Redemption Restriction, then the Subject Percentage of the Notes shall bear interest at 13.75% per annum from the Payment Blockage Date to but excluding the date that the Blockage Amount is paid pursuant to Section 3.02 of the Indenture, payable pro rata to the Holders on each Interest Payment Date. The Company will pay interest and any Liquidated Damages semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that such Interest and any Liquidated Damages shall accrue and an amount equal to such accrued and unpaid Interest and any Liquidated Damages shall be added to the principal amount of the Notes as Additional Amounts on each Interest Payment Date (such Additional Amounts to constitute principal for all purposes of the Indenture and this Note) unless (i) the Company at its sole option elects to pay all or a portion of such Interest in cash or (ii) an Event of Default has occurred and payment of the Note has been accelerated pursuant to
Section 7.02 of the Indenture, in which case accrued and unpaid Interest to the date of such Event of Default shall be due and payable in cash at such time; and provided further that any Interest paid on the Notes shall be paid net of any applicable withholding required by law. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1.00% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and any Liquidated Damages (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful; provided that any Notes that are the subject of a Blocked Redemption shall bear interest only as provided in Section
2.04 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and any Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.03 of the Indenture with respect to Defaulted Interest. The Notes will be payable as to principal, premium and any Liquidated Damages and interest payable in cash at the office or agency of the Paying Agent maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and any Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that if a Holder of more than $2.0 million in principal amount of Notes has given wire transfer instructions to the Company at least ten Business Days prior to the applicable Interest Payment Date, the Company shall pay all interest and premium and any Liquidated Damages on that Holder's Notes in accordance with those instructions. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of August 11, 2003 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $225.0 million in aggregate principal amount plus any Additional Amounts.

     5. Optional Redemption. At any time and from time to time until the Transition Date shall have occurred, the Company, at its option, may redeem the Notes, in whole or in part, upon the notice provided in Section 3.03 of the Indenture in accordance with the provisions of Sections 3.03 and 3.04 of the Indenture on the Redemption Date for cash at a redemption price equal to 100% of the principal amount (including Additional Amounts) of the Notes to be redeemed together in each case with accrued and unpaid Interest on the Notes to be redeemed to (but excluding) the Redemption Date, but without premium, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date. If the Transition Date has occurred, the Company may not redeem the Notes pursuant to Section 3.01 of the Indenture from the Transition Date through August 10, 2010. If the Transition Date has occurred, from and after August 11, 2010, the Company at any time and from time to time may redeem the Notes, in whole or in part, upon the notice provided in Section
3.03 of the Indenture in accordance with the provisions of Sections 3.03 and
3.04 of the Indenture, on the Redemption Date for cash at the redemption prices (expressed as percentages of principal amount of the Notes, which shall include Additional Amounts) set forth below plus accrued and unpaid Interest on the Notes to be redeemed, to (but excluding) the applicable Redemption Date, if redeemed during the twelve-month period beginning on August 11 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year                                                                  Percentage
----                                                                  ----------
2010...............................................................    106.875%
2011...............................................................    104.579%
2012...............................................................    102.292%
2013 and thereafter................................................    100.000%

     Any optional redemption shall be made pursuant to the provisions of Section
3.03 and 3.04 of the Indenture. The Notes are not redeemable at the Company's option notwithstanding anything in the Indenture or this Note to the contrary, except pursuant to the foregoing provisions; provided that the Company may pay any Additional Amounts at any time at par (including through a redemption pursuant to Section 3.01 of the Indenture) whether or not a Mandatory Redemption Termination Notice has become effective pursuant to Section 3.02(c). Prior to the Transition Date any optional redemption described in this paragraph and any mandatory redemption described in paragraph 6 below may be made by the Company by providing written notice to the Holder or Holders (with a copy to the Trustee) not less than two days in advance of such prepayment specifying the Redemption Date and the principal amount of the Notes to be redeemed. Any such redemption which is a partial redemption shall be made on a pro rata basis.

     6. Mandatory Redemption. Until the Mandatory Redemption Termination Notice becomes effective, upon receipt of Take-Out Proceeds after the date of this Indenture in an amount equal to or greater than $5.0 million, and on the day preceding the Transition Date, the Company shall redeem the maximum principal amount of Notes that may be redeemed with Take-Out Proceeds on deposit with the Trustee at a redemption price in cash equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid Interest to the Redemption Date but without premium, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date, in accordance with the procedures set forth in Sections 3.03 and 3.04 of the Indenture; provided that the Company shall not be required to redeem Notes pursuant to this provision if, and only for so long as, and to the extent restricted by a Redemption Restriction or after the day preceding the Transition Date.

     At any time on or after May 13, 2005, the holders of not less than a majority in aggregate principal amount of the Notes then outstanding may, by delivery of a Mandatory Redemption Termination Notice elect to terminate the Company's mandatory redemption obligations effective as of the Transition Date (which date shall not be fewer than ninety (90) days nor more than one hundred twenty (120) days from the date of delivery of such notice to the Company) specified in such notice; provided, however, that (i) the right to deliver the Mandatory Redemption Termination Notice shall terminate and cease to be of any further force or effect in the event that the Initial Holder and its Affiliates shall cease to hold at least a majority in aggregate principal amount of the Notes then outstanding and (ii) a Mandatory Redemption Termination Notice may be revoked at any time prior to the day immediately preceding the specified Transition Date by further written notice to the Company (with a copy to the Trustee) from the Holders that delivered the Mandatory Redemption Termination Notice. A revoked Mandatory Redemption Termination Notice shall have no force or effect and, upon revocation, the right to deliver the Mandatory Redemption Termination Notice shall be reinstated on the 91st day following such revocation (subject, nevertheless, to clause (i) of the foregoing proviso).

     7. Notice of Redemption. Except as set forth in the final sentence of paragraph 5, notice of redemption will be mailed at least 20 days but not more than 40 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. No Notes of $1,000 or less will be redeemed in part; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if less than $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company defaults in payment on the redemption date.

     8. Change of Control. If a Change of Control occurs at any time prior to maturity of the Notes, this Note will be repurchased at the option of the holder on the Repurchase Date specified by the Company in accordance with the Indenture at a Repurchase Price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest to but excluding the Repurchase Date, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date; provided that the Company shall not be required to repurchase Notes if and for so long as such repurchase is restricted by a Redemption Restriction. The Notes will be repurchased in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Change of Control and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of such Change of Control. For a Note to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled "OPTION TO ELECT REPURCHASE UPON A CHANGE OF CONTROL" on the reverse thereof duly completed, together with such Note, duly endorsed for transfer, on or before the Repurchase Date. Holders have the right to withdraw any such repurchase election by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day preceding the Repurchase Date, all as provided in the Indenture. If cash sufficient to pay the Repurchase Price with respect to all Notes or portions thereof to be repurchased as of the Repurchase Date is deposited with the Trustee (or other Paying Agent appointed by the Company) on the Business Day following the Repurchase Date, Interest will cease to accrue on such Notes (or portions thereof) on and after the Repurchase Date and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Note.

     9. Subordination. The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior and Senior Subordinated Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     10. Defaults and Remedies. Events of default include: (i) default in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable within the periods specified; (ii) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption, repurchase by acceleration or otherwise (other than due to a Redemption Restriction); (iii) default in the Company's obligation to provide notice of a Change of Control continued for a period of ten (10) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company; (iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in the Indenture continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company; or (v) certain events of bankruptcy or insolvency. In case an Event of Default shall have occurred and be continuing other than under clause (v) above, the principal of, premium, if any, and accrued interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. In case an Event of Default shall have occurred and be continuing under clause (v) above, the principal of, premium, if any, and accrued interest on all Notes shall immediately become due and payable.

     11. Amendment, Supplement and Waiver. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of Interest, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable upon redemption or repurchase thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or Interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or change the obligation of the Company to redeem any Note on a Redemption Date in a manner adverse to the holders of Notes, or change the obligation of the Company to repurchase any Note upon a Change of Control in a manner adverse to the holders of the Notes, in each case without the consent of the holder of each Note so affected, or modify any of the provisions of Section 11.02 or Section 7.07 thereof, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or reduce the quorum or voting requirements set forth in Article 10 or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest, or any premium on, or the principal of, any of the Notes, (B) a default in the payment of the applicable redemption price pursuant to Article 3 of the Indenture, (C) a default in the payment of the Repurchase Price pursuant to
Article 3 of the Indenture, or (D) a default in respect of a covenant or provisions of the Indenture which under Article 11 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     12. Denomination, Transfer, Exchange. The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. Upon due presentment and surrender for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     13. Persons Deemed Owners. The Company, the Trustee, any authenticating agent, any Paying Agent and any Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Registrar) for the purpose of receiving payment hereof, or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     14. No Recourse Against Others. No recourse for the payment of the principal of or any premium or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released. This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute) without giving effect to the conflicts of laws principles thereof (other than such Section 5-1401 or successor Statute).

     15. Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     16. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Additional Rights of Holders of Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Notes will have all the rights set forth in the Exchange and Registration Rights Agreement (Notes).

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company may cause CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19. Definitions. Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common

     UNIF GIFT MIN ACT -     Custodian
                         ---           ---

     TEN ENT - as tenant by the entireties (Cust) (Minor)

     JT TEN - as joint tenants with right of under Uniform Gifts to Minors Act
survivorship and not as tenants                                    in common
                                ----------------------------------
(State)

     Additional abbreviations may also be used although not in the above list.

                                 Assignment Form

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      ----------------


                          Your Signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears
                                          on the face of this Note)


Signature Guarantee*:
                      --------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 3.05 of the Indenture, check the appropriate box below:

                                 [ ]Section 3.05

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.05 of the Indenture, state the amount you elect to have purchased:

                                $
                                 ---------------

Date:
       ---------------


                          Your Signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears
                                          on the face of this Note)

                          Tax Identification No.:
                                                  ------------------------------


Signature Guarantee*:
                      --------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).